PREFERRED STOCK EXCHANGE AGREEMENT

THIS PREFERRED STOCK EXCHANGE AGREEMENT (this “Agreement”), dated as of February 27, 2009, is by and among Paradigm Holdings, Inc., a Wyoming corporation (the “Company”), and the persons listed on Schedule I hereto (each a “Stockholder,” and, collectively, the “Stockholders”).

WHEREAS, Hale Capital Partners, LP and the other Purchasers (collectively, the “Investors”) and the Company propose to enter into a Preferred Stock Purchase Agreement dated as of February 27, 2009 (as the same may be amended or supplemented, the “Purchase Agreement”) providing for the purchase by the Investors of shares of Series A-1 Senior Preferred Stock, $0.01 par value per share, of the Company (the “Series A-1 Preferred Stock”) and certain series of warrants (the “Warrants”) to purchase Common Stock, $0.01 par value per share, of the Company (the “Common Stock”) (the transactions contemplated by the Purchase Agreement, including without limitation the issuance of securities thereunder and the amendment or amendment and restatement of the Company’s Articles of Incorporation, the “Transactions”);

WHEREAS, each Stockholder is the record and beneficial owner, or the trustee of a trust whose beneficiaries are the beneficial owners, of such number of shares of Series A Preferred Stock of the Company (the “Series A Preferred Stock”) set forth opposite such Stockholder’s name on Schedule I hereto (such shares of Series A Preferred Stock, the “Shares”).

WHEREAS, the Stockholders have agreed with the Company to exchange, at the closing of the Transactions, the Series A Preferred Stock held by them for shares of Common Stock at a price per share of Common Stock of $0.078 (the “Issue Price”).

WHEREAS, as a condition to the execution and delivery of the Purchase Agreement, the Investors have requested that the Stockholders enter into this Agreement; and

WHEREAS, the Stockholders believe that the execution, delivery and performance of the Purchase Agreement and the consummation of the Transactions is in the best interests of the Company and its shareholders.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the Stockholders agree as follows:

1.    Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1:

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person.

“Common Stock Equivalents” means, collectively, Options and Convertible Securities.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“Eligible Stock” shall mean, for each Stockholder, at the time of an issuance of additional shares of Common Stock or Convertible Securities, the lesser of (A) the number of shares of Common Stock then held by such Stockholder and its Affiliates (other than shares of Common Stock (i) issued to such Stockholder pursuant to Section 4 below or (ii) purchased by such Stockholder on the open market) or (B) the number of shares of Common Stock issued at the closing of the Transactions to such Stockholder in exchange for Series A Preferred Stock.

“Excluded Stock” means the issuance of (i) Common Stock upon the conversion of any Convertible Securities or Options outstanding as of the date of the Purchase Agreement and set forth in Schedule 3.1(g) of the Purchase Agreement, pursuant to the terms of such Convertible Securities or Options, as applicable, as of the date of the Purchase Agreement, (ii) Common Stock as a dividend on the Common Stock distributed pro rata to the holders thereof, (iii) Options (and the issuance of Common Stock upon exercise thereof) or restricted stock of the Company to employees, officers, directors or consultants of the Company pursuant to the Management Pool, (iv) Options (and the issuance of Common Stock upon exercise thereof) or restricted stock of the Company to employees, officers, directors or consultants of the Company pursuant to a stock option plan, restricted stock agreement or other incentive stock plan or pursuant to any employee benefit plan, in each case as in effect on the Closing Date (as defined in the Purchase Agreement) and specified in Schedule 3.1(g) of the Purchase Agreement, (v) Options (and the issuance of Common Stock upon exercise thereof) or restricted stock of the Company to employees, officers, directors or consultants of the Company pursuant to a stock option plan, restricted stock agreement or other incentive stock plan or pursuant to any employee benefit plan, in each case, if not in effect on the Closing Date, as approved by the Company’s Board of Directors and, so long as any threshold in clauses (x) through (z) of Section 4.6(a) of the Purchase Agreement is met, as acceptable to Hale Capital Partners, LP; provided that in the cases of clauses (iv) and (v), in an aggregate amount not to exceed three percent (3%) of the outstanding Common Stock on a fully diluted basis in any 12 month period, (vi) the Underlying Shares (as defined in the Purchase Agreement), and (vii) Common Stock or Common Stock Equivalents that does not result in any adjustment to the exercise price or number of shares underlying the Warrants.

“Management Pool” means the management incentive plan of the Company to be established as promptly as practicable after the Closing which shall provide for the issuance of Options and/or restricted stock of the Company on terms reasonable satisfactory to Hale Capital Partners, LP.

“New Securities” means Common Stock or Common Stock Equivalents; provided that the term “New Securities” does not include Excluded Stock, shares of Common Stock issued to such Stockholder pursuant to Section 4 below or the Series A-1 Preferred Stock and Warrants sold pursuant to the Purchase Agreement.

“Options” means any rights, warrants or options to, directly or indirectly, subscribe for or purchase Common Stock or Convertible Securities.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

 “Registrable Securities” means the shares of Common Stock issued to the Stockholders pursuant to Section 2 of this Agreement.

“Registration Statement” means a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) which covers the Registrable Securities.

“Specified Event” (i) the Securities and Exchange Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any proceedings for that purpose; (ii) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose; or (iii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, related prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.      Exchange of Series A Preferred Stock.  At the closing of the Transactions, each Stockholder agrees to exchange all Shares held by such Stockholder for a number of shares of Common Stock equal to the product of $1,000 and the number of Shares exchanged (the “Face Amount”) divided by the Issue Price, rounded up to the nearest whole share.  Upon issuance, such shares of Common Stock shall be validly issued, fully paid and non-assessable.  At the closing of the Transactions, each Stockholder shall deliver all share certificates evidencing all of said Stockholder’s Shares to the Company and shall execute a stock power separate from the certificate transferring the Stockholder’s Shares to the Company and, within two (2) business days following the closing of the Transactions, the Company shall deliver to each Stockholder a certificate in such Stockholder’s name representing the number of shares of Common Stock issued to such Stockholder pursuant to this Section 2.

3.      Representations and Warranties of the Stockholders.  Each Stockholder hereby, severally and not jointly, represents and warrants to the Company and the Investors as follows:

(a) Authority.  The Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Stockholder.  This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms.  Neither the execution, delivery or performance of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval of, any federal, state, local or municipal foreign or other government or subdivision, branch, department or agency thereof or any governmental or quasi-governmental authority of any nature, including any court or other tribunal, (a “Governmental Entity”), (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any pledge, claim, lien, option, charge, encumbrance or security interest of any kind or nature whatsoever (a “Lien”) upon any of the properties or assets of the Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation (a “Contract”) to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets, including the Stockholder’s Shares, may be bound or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree or any statute, law, ordinance, rule or regulation of any Governmental Entity (a “Law”) applicable to the Stockholder or any of the Stockholder’s properties or assets, including the Stockholder’s Shares.

(b) The Shares.  Subject to the terms of this Agreement, the Series A Preferred Stock and the certificates representing such Shares are now held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder.  The Stockholder has good and marketable title to such Shares, free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements, except for any such Liens or proxies arising hereunder.  The Stockholder owns of record or beneficially no Series A Preferred Stock other than the Shares as set forth on Schedule I hereto.

(c) Purchase Agreement.  Each Stockholder understands and acknowledges that the Investors are entering into the Purchase Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

(d) Investment Intent.  Such Stockholder is acquiring the Common Stock hereunder for its own account for investment purposes only and not with a view to or for distributing or reselling such securities or any part thereof.

(e) Stockholder Status.  Such Stockholder is and on the date of the closing of the Transactions will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(f) Experience of such Stockholder.  Such Stockholder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Stock, and has so evaluated the merits and risks of such investment.  Such Stockholder is able to bear the economic risk of an investment in the Common Stock and is able to afford a complete loss of such investment.

(g) Access to Information.  Such Stockholder acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Common Stock and the merits and risks of investing in the Common Stock; (ii) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties and management sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that is necessary to make an informed investment decision with respect to the investment.

(h) General Solicitation.  Such Stockholder is not purchasing the Common Stock as a result of any advertisement, article, notice or other communication regarding the Common Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(i) Legend.  Such Stockholder understands and agrees that the certificates evidencing the shares of Common Stock acquired hereunder  or any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.      Certain Adjustments.  Subject to Section 5, if at any time while at least Nine Hundred Thirty (930) shares of the Company’s Series A-1 Preferred Stock (as adjusted for any stock splits, stock combination or similar event with respect to the Series A-1 Preferred Stock) the Company issues Common Stock or Common Stock Equivalents for a consideration (net of any discounts, fees, commissions and other expenses that are not customary) to the Company per share less than the Issue Price (such lesser consideration per share, the “Reference Price”), each of the Stockholders shall be entitled to receive, and the Company shall issue, such additional shares of Common Stock to each Stockholder (upon payment to the Company by such Stockholder of an amount per share equal to the par value of such additional shares of Common Stock), equal to the excess of (A) the quotient obtained by dividing the aggregate purchase price paid by such Stockholder for the Eligible Stock then held by such Stockholder (determined by reference to the Face Amount of Series A Preferred Stock exchanged for such shares) divided by the Reference Price less (B) the number of shares of Eligible Stock then held by such Stockholder.

5.    Certain Exceptions.  The provisions of Section 4 above shall be subject to the following limitations:

(a) Section 4 shall not apply to any issuance of Excluded Stock; and

(b) Section 4 shall not apply to the issuance of Common Stock or Common Stock Equivalents with respect to any Stockholder if such Stockholder has been offered the opportunity to purchase its pro rata share (based upon the number of shares of Eligible Stock then held by each Stockholder in proportion to the total shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all outstanding Common Stock Equivalents)) of such Common Stock or Common Stock Equivalents (at the same price as other purchasers of such securities) and such Stockholder has not purchased such pro rata share of such securities.  For the avoidance of doubt, the election by a Stockholder to purchase or not purchase its pro rata share of Common Stock or Common Stock Equivalents pursuant to this Section 5(b) shall not preclude another Stockholder from electing to purchase or not purchase its pro rata share of Common Stock or Common Stock Equivalents pursuant to this Section 5(b).

6.    Certain Mechanics of Adjustments.  For purposes of any issuances of shares of Common Stock to a Stockholder under Section 4, the following provisions shall be applicable:

(a) In connection with any issuance of any Common Stock Equivalents, (x) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, and (y) the price per share applicable to such Common Stock Equivalents shall be deemed to equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock, divided by the Deemed Number.

(b) In the case of the issuance of Common Stock Equivalents for cash, the amount of the consideration received by the Company shall be deemed to be the aggregate amount of cash received by the Company or payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock.

(c) In the case of the issuance of Common Stock Equivalents for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Company’s Board of Directors, irrespective of any accounting treatment.

(d) All shares to be issued pursuant to Section 4, upon issuance, shall be validly issued, fully-paid and non-assessable and free of any preemptive or similar rights.

7.    Further Assurances.  Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as the Company or the Investors may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

8.      Termination.  This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the termination of the Purchase Agreement prior to the closing of the Transactions.  Notwithstanding the foregoing, this Agreement shall terminate and have no further force or effect if the closing of the sale of Series A-1 Preferred Stock and Warrants to the Investors pursuant to the Purchase Agreement is not consummated on or before March 1, 2009.

9.      Piggyback Registration.

(a)       Until all Registrable Securities held by the Stockholders have been sold or may be sold without any restrictions pursuant to Rule 144 promulgated under the Securities Act, if (but without any obligation to do so) the Company proposes to register any of its Common Stock under the Securities Act in connection with the public offering of such securities by the Company solely for cash (other than a registration on Form S-8 (or similar or successor form) relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8 (or similar or successor form), or a registration on Form S-4 (or similar or successor form)), the Company shall, at such time, promptly give each Stockholder that then holds Registrable Securities written notice of such registration.  Upon the written request of any such Stockholders received by the Company within ten (10) business days after mailing of such notice by the Company in accordance with this Section 9(a) (the “Electing Holders”), the Company shall (subject to, among other things, limitations imposed by the Securities and Exchange Commission or federal securities laws and regulations) use its commercially reasonable efforts to include in such registration all of such Registrable Securities that are specified in such request; provided, that in no event shall the aggregate number of such Registrable Securities included in any Registration Statement exceed twenty percent (20%) of the total number of securities included in such Registration Statement on behalf of all selling stockholders (the “Limitation Amount”).  Subject to the terms of this Agreement (including without limitation the cutback provisions in Section 9(b)), the Limitation Amount shall be allocated in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be included in such registration by the Electing Holders.  Notwithstanding the foregoing, the Company shall not be required to register any Registrable Securities that are eligible for resale pursuant to Rule 144 promulgated under the Securities Act or that are the subject of a then effective Registration Statement.  If the registration involves an underwritten offering to the public, all Electing Holders must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company or other selling stockholders.  If, at any time after giving notice of the Company’s intention to register any securities pursuant to this Section 9(a) and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all holders of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  The Company shall have no obligation to make any offering of its securities, or to complete an offering of its securities that it proposes to make.

(b) If such registration involves an underwritten offering to the public, if the managing underwriter of the underwritten offering shall inform the Company by letter of the underwriter’s opinion that the number of Registrable Securities requested to be included in such registration would, in its opinion, materially adversely affect such offering, including the price at which such securities can be sold, and the Company has so advised the Electing Holders in writing, then the Company shall include in such registration, to the extent of the number that the Company is so advised can be sold in (or during the time of) such offering, (i) first, all securities proposed by the Company to be sold for its own account, then (ii) such securities requested by the Purchasers (as defined in the Purchase Agreement) to be included in such registration as required by the terms of the Purchase Agreement and then (iii) such Registrable Securities requested to be included by Electing Holders, allocated pro rata among such Electing Holders in proportion, as nearly as practicable, to the respective amounts of such securities requested to be included in such registration.

(c)           Each Electing Holder agrees that, upon receipt of any notice from the Company of the happening of a Specified Event such Electing Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until such Electing Holder’s receipt of copies of a supplemented or amended prospectus (which the Company shall promptly prepare following the happening of a Specified Event) or receipt of notice that no supplement or amendment is required.

(d)           Each Electing Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

(e)           Each Electing Holder shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Section 9.

10. New Securities.  Each Stockholder shall be offered the opportunity to purchase its pro rata share (based upon the number of shares of Eligible Stock then held by each Stockholder in proportion to the total shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all outstanding Common Stock Equivalents)) of New Securities (at the same price as other purchasers of such securities) which the Company may, from time to time, propose to sell and issue after the date of this Agreement.

11. Voting Agreement.  At any meeting of stockholders of the Company called to vote upon the Proposal (as defined in the Purchase Agreement) or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Proposal or which is necessary to consummate the Transactions or for the Company to perform its obligations under the Purchase Agreement or the Certificate of Designations (as defined in the Purchase Agreement) is sought, each Stockholder shall, including by executing a written consent if requested by the Company, vote (or cause to be voted) such Stockholder’s shares of Common Stock in favor the Proposal.  For the period from the date hereof until the date approval of the Proposal is obtained, no Stockholder shall directly or indirectly sell or transfer any shares of Common Stock to any Person unless such Person executes and delivers to the Company a written agreement pursuant to which such Person will be bound by and obligated to comply with the terms and provisions of this section.

12. General.

(a) Counterparts.  This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(b) Entire Agreement; Third-Party Beneficiaries.  Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in this Agreement and acknowledges that it has not executed this Agreement in reliance upon any such promises, representations, understandings or warranties not contained herein and that this Agreement supersedes all prior agreements and understandings between the parties with respect thereto.  Each Investor shall be a third party beneficiary of the rights and benefits of this Agreement.  This Agreement is not intended to confer upon any person other than the parties hereto and the Investors any rights or remedies hereunder.

(c) Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law.

(d) Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices.  All notices and other communications required or permitted hereunder shall be in writing.  Notices shall be delivered personally, via recognized overnight courier (such as Federal Express, DHL or Airborne Express) or via certified or registered mail.  Notices may be delivered via facsimile or e-mail, provided that by no later than two days thereafter such notice is confirmed in writing and sent via one of the methods described in the previous sentence.  Notices shall be addressed to the address of each Stockholder as is set forth on the books and records of the Company, or at such other address or facsimile number as such Stockholder shall have furnished in writing to the other parties hereto.  All notices shall be effective upon receipt.

(f) Severability  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

(g) Delays or Omissions.  No delay or omission to exercise  any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(h) Facsimile Signatures.  Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.

(i) Amendment and Waiver.  This Agreement may be amended by the parties hereto by execution of an instrument in writing signed by the Company and on behalf of the Stockholders holding a majority of Shares held by all of the Stockholders and the written consent of any third party beneficiary hereto.  Any such amendment signed by the Stockholders holding a majority of Shares held by all of the Stockholders shall bind all of the Stockholders.  Any action, extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed by the Company and on behalf of Stockholders holding a majority of Shares held by all of the Stockholders.

(j) Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States.  This being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

[Signature page follows.]

IN WITNESS WHEREOF, each party hereto has signed this Agreement as of the date first written above.

COMPANY:

PARADIGM HOLDINGS, INC.

By:	/s/Peter LaMontagne
Name: Peter LaMontagne
Title: President and Chief Executive Officer

STOCKHOLDERS:

FTC EMERGING MARKETS

By:	/s/Guillermo Clamens

Name:	President/CEO

Title:	G. Clamens

JOHN MOORE & ANNEDENISE MOORE JT TEN

By:	/s/John Moore

By:	/s/Annedenise Moore

PETER LAMONTAGNE

/s/Peter LaMontagne

Signature Page to Preferred Stock Exchange Agreement

RICHARD SAWCHAK

/s/Richard Sawchak

Signature Page to Preferred Stock Exchange Agreement

Schedule I

Stockholder	Series A Preferred Stock
FTC Emerging Markets	1,000
John Moore and Annedenise Moore JT TEN	500
Peter LaMontagne	100
Richard Sawchak	100

Total	1,700